UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

PROXY STATEMENT

The Board of Directors of First BanCorp. (the “Corporation”) is furnishing this Proxy Statement to solicit from holders of shares of our common stock, par value $0.10 per share (“Common Stock”), proxies that will permit action by written consent in lieu of a stockholder meeting with respect to an amendment to delete the text of paragraph 2 of Section F., Voting Rights, of the certificate of designation (the “Preferred Stock Amendment”) for each series of our outstanding 7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A (“Series A Preferred Stock”), 8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B (“Series B Preferred Stock”), 7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C (“Series C Preferred Stock”), 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (“Series D Preferred Stock”), and 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (“Series E Preferred Stock”; collectively, “Preferred Stock”). Paragraph 2 of Section F. permits holders of our Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not). Holders of Preferred Stock currently have this right given that the Corporation has not paid dividends since August 2009.

The Board has designated the individuals identified on the proxy card to serve as proxies to provide written consent on the Preferred Stock Amendment in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board of Directors’ recommendations described below.

The affirmative written consent of holders of at least a majority of our outstanding shares of Common Stock is required to approve the Preferred Stock Amendment. In addition, the affirmative written consent of the holders of at least two-thirds of the aggregate liquidation preference of the outstanding shares of each series of Preferred Stock is required to approve the Preferred Stock Amendment. The form of the proposed amendment to each certificate of designation is attached hereto as Attachment A. None of the certificates of designations will be amended unless the requisite approval from holders of each series of Preferred Stock is obtained.

Approval of the Preferred Stock Amendment is a condition to completion of the exchange offer (the “Exchange Offer”) that we commenced on the date hereof. We are offering to issue up to              shares of Common Stock in exchange for the $63,046,800 aggregate liquidation preference of Preferred Stock that is outstanding, upon the terms and subject to the conditions set forth in our preliminary prospectus dated                     , 2013 (the “Prospectus”), and in the related letter of transmittal. The Prospectus is included in our registration statement on Form S-4, Registration No. 333-185393, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Exchange Offer will expire at 11:59 p.m., New York City time, on                     , 2013 (the “Expiration Date”), unless extended or earlier terminated by us. The Board of Directors will set the record date for determining holders of Common Stock entitled to grant their proxy as                     , 2013, the date that is five business days before the Expiration Date (the “Record Date”). The deadline for granting your proxy is the Expiration Date of the Exchange Offer. You should exercise your right to vote on the Preferred Stock Amendment now even though the Record Date has not yet been set. If the Preferred Stock Amendment is approved, the effective date of the amendment will be no earlier than 20 business days after the Record Date.

This Proxy Statement provides you with important information about the Preferred Stock Amendment. We encourage you to read it carefully. To obtain more information about the Corporation, see “Where You Can Find Additional Information” below.

It is important that your shares be represented regardless of the number of shares you own. If you own shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of this Proxy Statement. If so, please sign and return each proxy that you receive. Your proxy is revocable at any time on or prior to the Expiration Date.

This Proxy Statement, including the form of proxy, is first being provided to stockholders on                     , 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY SOLICITATION

What is the purpose of this proxy solicitation?

This proxy solicitation seeks your permission to act by written consent with respect to the Preferred Stock Amendment. If required approvals are received, the Preferred Stock Amendment will remove the provision in the certificate of designation for each series of Preferred Stock that entitles the holders of Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not).

What is the consequence of approval of the Preferred Stock Amendment?

If the Preferred Stock Amendment is approved, any holders of Preferred Stock remaining after completion of the Exchange Offer will not have the right to appoint two directors to our Board of Directors, even though the Corporation has not paid dividends to holders of Preferred Stock since August 2009.

What materials should I receive?

You should receive this Proxy Statement and the form of proxy.

Who is soliciting my proxy?

The Board of Directors of the Corporation is soliciting your proxy with respect to the Preferred Stock Amendment.

What is the Board of Directors’ recommendation?

The Board of Directors has approved and declared advisable the Preferred Stock Amendment and recommends that you vote in favor of the Preferred Stock Amendment.

Who is entitled to grant a proxy?

Holders of Common Stock as of the Record Date are entitled to grant their proxy.

Since the Record Date is a date in the future, can I grant a proxy before the Record Date is set?

Yes. Beneficial owners and stockholders of record of Common Stock can grant a proxy before the Record Date is set. If you are not a beneficial owner or a stockholder of record of shares of Common Stock as of the Record Date, your proxy will be disregarded. The Board of Directors will set the Record Date for determining holders of Common Stock entitled to grant their proxy as                     , 2013, the date that is five business days before the Expiration Date.

Will there be a meeting of stockholders with respect to the Preferred Stock Amendment?

No. To save the expense associated with holding a special meeting, the Board of Directors is soliciting proxies that permit the proxyholders to execute a written consent with respect to the Preferred Stock Amendment pursuant to Section 3657 of the Puerto Rico Corporations Act and consistent with our Restated Articles of Incorporation.

What stockholder approval is required for the adoption of the Preferred Stock Amendment?

The affirmative written consent of holders of at least two-thirds of the aggregate liquidation preference of the outstanding shares of each series of Preferred Stock and the affirmative written consent of holders of at least a majority of our outstanding shares of Common Stock is required to approve the Preferred Stock Amendment.

How many shares of Common Stock are outstanding and how many votes per share of Common Stock are permitted?

As of February 7, 2013, 206,235,465 shares of Common Stock are outstanding. Each share of Common Stock is entitled to one vote.

What is the difference between a beneficial owner and a stockholder of record?

Beneficial Owner. If your shares of Common Stock are held by a broker, securities dealer, custodian, commercial bank, trust company or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy and Exchange Offer materials are being forwarded to you by your broker, securities dealer, custodian, commercial bank, trust company or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, securities dealer, custodian, commercial bank, trust company or other nominee on what action to take with respect to the Preferred Stock Amendment, and such nominee may take no action unless you provide such instructions.

Stockholder of Record. If your shares of Common Stock are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the proxy materials are being sent directly to you for your consideration.

What is the deadline for granting my proxy?

The deadline for granting your proxy is the Expiration Date, which is 11:59 p.m., New York City time, on                     , 2013, unless the Exchange Offer is extended in accordance with applicable law or earlier terminated by us. Any extension of the Expiration Date will be followed as promptly as practicable by a public announcement thereof to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled Expiration Date.

How do I grant a proxy with respect to the Preferred Stock Amendment?

If you are a beneficial owner of shares (i.e., your shares are held of record by a broker, securities dealer, custodian, commercial bank, trust company or other nominee), your broker, securities dealer, custodian, commercial bank, trust company or other nominee will provide you with materials and instructions for voting your shares. You should provide instructions to your nominee promptly so that the nominee can provide your proxy to the proxyholders prior to the Expiration Date.

If you are a “stockholder of record,” you may vote by proxy by:

•	completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope;

•	voting by telephone (instructions are on the proxy card); or

•	voting via the Internet (instructions are on the proxy card).

Internet and telephone voting is available until 11:59 p.m. Eastern Time on the Expiration Date. Please refer to the specific instructions set forth on the enclosed proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

How can I revoke my proxy?

If you are a beneficial owner of shares of Common Stock and wish to revoke your proxy with respect to the Preferred Stock Amendment, you must follow the procedures established by your broker, securities dealer, custodian, commercial bank, trust company or other nominee so that your proxy may be revoked on or prior to the Expiration Date.

If you are a stockholder of record and wish to revoke your proxy with respect to the Preferred Stock Amendment, you must inform Computershare, on or prior to the Expiration Date, that you are revoking your proxy. If you deliver a later-dated proxy to Computershare, Computershare will disregard your earlier-dated proxy.

What if I am a beneficial owner of shares of Common Stock and do not instruct my nominee as to how to grant a proxy with respect to the Preferred Stock Amendment?

If you are a beneficial owner of shares of Common Stock and you do not instruct your broker, securities dealer, custodian, commercial bank, trust company or other nominee regarding how to grant a proxy with respect to the Preferred Stock Amendment, your nominee will not be able to grant a proxy with respect to the Preferred Stock Amendment and you will be deemed to have voted against the Preferred Stock Amendment. Your nominee does not have discretion to grant a proxy with respect to the Preferred Stock Amendment on your behalf.

What if I am a stockholder of record of shares of Common Stock and return the proxy in the enclosed envelope but do not indicate my decision with respect to the Preferred Stock Amendment?

If you are a stockholder of record and return the proxy without indicating your decision on the Preferred Stock Amendment, you will be deemed to have granted a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.

Who will tabulate the votes for the Preferred Stock Amendment?

Computershare will tabulate the proxies received, which will determine whether there are sufficient votes to approve the Preferred Stock Amendment.

What should I do if I receive more than one set of proxy materials?

Complete, sign, date and return each proxy that you receive so that all of your shares are represented with respect to the Preferred Stock Amendment. You may receive more than one copy of this Proxy Statement if you own shares in more than one series, or more than one name, or if your stock is registered in more than one way.

Who will bear the cost of soliciting proxies?

The Corporation will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone or otherwise. The Board has engaged Georgeson, Inc. to aid in the solicitation of proxies from holders of Common Stock and Preferred Stock with respect to the Preferred Stock Amendment. The cost is estimated at $        , plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for such services. Proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Who should I contact if I have questions?

Any questions regarding the procedures for granting or revoking your proxy, or filling out the form of proxy, or requests for additional copies of the proxy materials should be directed to Computershare or Georgeson, Inc. using the contact information noted below.

Computershare

By Mail:	By Hand or Overnight Courier:
Computershare	Computershare
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
PO Box 3301	480 Washington Blvd
South Hackensack, NJ 07606	Jersey City, NJ 07310

Georgeson, Inc.

199 Water Street, 26th Floor

New York, NY 10038

All Holders, Banks and Brokers Call: 866-856-6388

PREFERRED STOCK AMENDMENT

The Board of Directors is soliciting proxies that will permit action by written consent from holders of our Common Stock to amend the certificate of designation for each series of Preferred Stock to remove the right of holders of Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not), which we have defined herein as the Preferred Stock Amendment. The affirmative written consent of holders of at least a majority of our Common Stock is required to approve the Preferred Stock Amendment. In addition, the written consent in favor of the Preferred Stock Amendment of holders of at least two-thirds of the outstanding aggregate liquidation preference of the outstanding shares of each series of Preferred Stock is necessary to approve the Preferred Stock Amendment. None of the certificates of designation will be amended unless the requisite approval from holders of each series of Preferred Stock is obtained.

THE EXCHANGE OFFER

We are offering to issue up to                      shares of our Common Stock in exchange for any and all issued and outstanding shares of our Preferred Stock. We decided to conduct the Exchange Offer to further improve the quality of our capital for regulatory purposes and to simplify our capital structure. In addition, approval of the Preferred Stock Amendment will result in the removal of the provision in the certificate of designation for each series of Preferred Stock that entitles the holders of Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not), which removal will enhance the Corporation’s ability to comply with contractual requirements related to the composition of the Board of Directors and the qualification of directors, and will eliminate the potential for increased disparity between the economic interest and Board representation of holders of Preferred Stock.

To participate in the Exchange Offer, tendering holders of Preferred Stock must grant a proxy to execute a written consent in favor of the Preferred Stock Amendment, as described above under Preferred Stock Amendment. Holders of Preferred Stock that are not tendered in the Exchange Offer will receive a fee of $                 per share of Preferred Stock for their proxies in favor of the Preferred Stock Amendment if the Preferred Stock Amendment is approved. No fee will be paid with respect to tendered shares of Preferred Stock.

For each share of Preferred Stock that we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our Common Stock having the aggregate dollar value (based on the Relevant Price, as defined in the Prospectus) equal to the applicable exchange value noted in the table on the front cover page of the Prospectus delivered to holders of Preferred Stock, except if the requisite number of shares would include a fractional share or the Relevant Price is equal to the Minimum Share Price, as defined in the Prospectus. We will not issue fractional shares of our Common Stock in the Exchange Offer and no cash will be paid for fractional shares. Instead, the number of shares of Common Stock received by each holder whose shares of Preferred Stock are accepted for exchange in the Exchange Offer will be rounded down to the nearest whole number.

DESCRIPTION AND COMPARISON OF COMMON STOCK AND PREFERRED STOCK RIGHTS

Our Restated Articles of Incorporation authorize the issuance of 2,000,000,000 shares of Common Stock, par value $0.10 per share, and 50,000,000 shares of Preferred Stock, par value $1.00 per share. The following summary describes the rights of holders of shares of Common Stock and holders of shares of Preferred Stock set forth in our Restated Articles of Incorporation, including the Certificates of Designation, and our by-laws (the “By-Laws”).

GOVERNING DOCUMENTS AND GOVERNING LAW

Common Stock: Holders of shares of our Common Stock have the rights set forth in our Restated Articles of Incorporation, the By-Laws and Puerto Rico law.

Preferred Stock: Holders of shares of Preferred Stock have the rights set forth in our Restated Articles of Incorporation, including the applicable Certificate of Designation, the By-Laws and Puerto Rico law.

DIVIDENDS AND DISTRIBUTIONS

On July 30, 2009, we announced the suspension of dividends on our Common Stock and each series of our Preferred Stock effective August 2009. Further, we cannot pay dividends until all applicable regulatory requirements and approvals have been met or obtained.

Common Stock: Subject to the preferential rights of any other class or series of capital stock, including Preferred Stock, holders of our Common Stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available for the payment of dividends. In general, so long as any shares of Preferred Stock remain outstanding and unless and until we meet various federal regulatory considerations and receive regulatory approval, we cannot declare, set apart or pay any dividends on shares of our Common Stock unless all accrued and unpaid dividends on our Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date have been paid or are paid contemporaneously and the full monthly dividend on our Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment.

Preferred Stock: Shares of Preferred Stock rank senior to shares of Common Stock and any other stock that is expressly junior to Preferred Stock as to payment of dividends. Dividends on shares of Preferred Stock are payable monthly and are not mandatory or cumulative. Holders of shares of Preferred Stock are entitled to receive dividends, when, as, and if declared by our Board of Directors, out of funds legally available for dividends.

RANKING

Common Stock: The Common Stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation to all other securities and indebtedness of the Corporation.

Preferred Stock: Each series of Preferred Stock currently ranks senior to the Common Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation. Each series of Preferred Stock is equal in right of payment with the other outstanding series of shares of Preferred Stock. The liquidation preference of the shares of Preferred Stock is $25 per share, plus accrued and unpaid dividends thereon for the current monthly dividend period to the date of distribution.

CONVERSION RIGHTS

None of the shares of Common Stock or Preferred Stock are convertible into other securities.

VOTING RIGHTS

Common Stock: Holders of shares of our Common Stock are entitled to one vote per share on all matters voted on by the Corporation’s stockholders. There are no cumulative voting rights for the election of directors. The United States Department of the Treasury (“Treasury”) has agreed to vote, or cause to be voted, the shares of Common Stock that it holds and any shares that it may acquire pursuant to the amended and restated warrant that it holds, except with respect to certain matters, in the same proportion as the votes on all other outstanding shares of Common Stock. Treasury has discretionary authority to vote on the election and removal of directors, the approval of any business combination or sale of substantially all of the assets or property of the Corporation, the approval of any dissolution of the Corporation, the approval of any issuance of any securities of the Corporation on which holders of Common Stock are entitled to vote, the approval of any amendment to our Restated Articles of Incorporation or By-Laws on which holders of Common Stock are entitled to vote, and on any other matters reasonably incidental to those matters, as determined by Treasury.

Preferred Stock: Whenever dividends remain unpaid on the shares of Preferred Stock or any other class or series of Preferred Stock that ranks on a parity with shares of Preferred Stock as to payment of dividends and has equivalent voting rights (“Parity Stock”) for 18 monthly dividend periods (whether or not consecutive), the holders of the shares of Preferred Stock together with holders of Parity Stock, voting separately as a single class, have the right, pursuant to procedures set forth in the applicable Certificate of Designation and subject to the current proposal to eliminate this right through the Preferred Stock Amendment, to appoint two additional members of our Board of Directors, thereby increasing the size of our Board of Directors by two members. When the Corporation has paid full dividends on any class or series of non-cumulative Parity Stock for at least 12 consecutive monthly dividend periods following such non-payment, and has paid cumulative dividends in full on any class or series of cumulative Parity Stock, the voting rights will cease and the authorized number of directors will be reduced by two.

Holders of shares of each series of Preferred Stock have the right to one vote per share, with respect to:

•

any amendment, alteration or repeal of the provisions of the Restated Articles of Incorporation, including the relevant Certificate of Designation, or By-Laws that would alter or change the voting powers, preferences or special rights of such series of shares of Preferred Stock; or

•

any amendment or alteration of the Restated Articles of Incorporation to authorize or increase the authorized amount of any shares of, or any securities convertible into shares of, any of the Corporation’s capital stock ranking senior to such series of shares of Preferred Stock;

except, in the case of the Series B, C, D and E Preferred Stock, only if any such amendment, alteration or repeal would affect the holders materially and adversely.

In such cases, approval of holders of at least two-thirds of the aggregate liquidation preference of the outstanding shares of each such affected series of Preferred Stock is required.

REDEMPTION

Common Stock: The Corporation has no obligation or right to redeem our Common Stock.

Preferred Stock: The Corporation may redeem all or a portion of each series of shares of Preferred Stock, at its option at $25 per share, on any dividend payment date for which dividends have been declared in full. Shares of Preferred Stock are not redeemable at the option of the holders.

LISTING

Common Stock: The Common Stock is listed for trading on the NYSE.

Preferred Stock: Each series of Preferred Stock was listed for trading on the New York Stock Exchange (“NYSE”) through January 13, 2012 and is currently traded in the over-the-counter market on the OTCQB.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of February 7, 2013, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director and each executive officer named in the Summary Compensation Table in our Proxy Statement dated April 30, 2012; and (3) all directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security, including the ability to grant proxies) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of February 7, 2013, directors and executive officers of the Corporation did not own shares of the Corporation’s Preferred Stock. The Corporation does not have knowledge of any current beneficial owner of more than 5% of any series of the Corporation’s Preferred Stock. Unless otherwise indicated, to the Corporation’s knowledge each of the beneficial owners identified below has sole voting and dispositive power over the shares.

(1)	Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
Thomas H. Lee Advisors (Alternative), VI, Ltd.	50,684,485	(b)	24.58%
c/o Walkers Corporate Services Limited Walker House, 87 Mary Street Geargetown, E9, KY1-9001
Entities affiliated with Oaktree Principal Fund V (Delaware), L.P. and Oaktree FF Investment Fund AIF (Delaware), L.P.	50,684,485	(c)	24.58%
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Wellington Management Company, LLP.	20,336,087	(d)	9.86%
c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210
United States Department of the Treasury	34,227,696	(e)	16.49%
1500 Pennsylvania Avenue Northwest Washington, DC 20229

(a)	Based on 206,235,465 shares of Common Stock outstanding as of February 7, 2013.
(b)	Based on a Schedule 13D filed with the SEC on October 17, 2011 and a Form 4 filed on October 14, 2011, Thomas H. Lee Advisors (Alternative) VI, Ltd. has shared voting and dispositive power with respect to 50,684,485 shares of Common Stock; Thomas H. Lee (Alternative) Fund VI, L.P. has shared voting and dispositive power with respect to 27,873,153 shares; Thomas H. Lee (Alternative) Parallel Fund VI, L.P. has shared voting and dispositive power with respect to 18,874,216 shares; Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. has shared voting and dispositive power with respect to 3,296,946 shares; and THL FBC Equity Investors, L.P. has shared voting and dispositive power with respect to 640,170 shares. Voting and investment control over the securities is acted upon by majority vote of the members of a nine-member committee, the members of which are Todd M. Abbrecht, Charles A. Brizius, Anthony J. DiNovi, Thomas M. Hagerty, Scott L. Jaeckel, Seth W. Lawry, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon (the “THL Committee”). As such, each member of the THL Committee may be deemed to share voting and dispositive power with respect to such securities. Each member of the THL Committee disclaims beneficial ownership of all shares reported herein except to the extent of any pecuniary interest therein.

(c)	Based on a Form 4 filed with the SEC on August 7, 2012, Form 4s filed with the SEC on October 28, 2011, and a Schedule 13D filed with the SEC on October 17, 2011, by each of Oaktree Principal Fund V (Delaware), L.P. (the “PF V Fund”), Oaktree FF Investment Fund AIF (Delaware), L.P. (the “AIF Fund” and, together with the PF V Fund, the “Oaktree Funds” or “Oaktree”), Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacity as the manager of Oaktree Capital Group, LLC (“OCG”) and the controlling shareholder of Oaktree AIF Holdings, Inc. (“Oaktree AIF Holdings”), OCG, in its capacity as managing member of Oaktree Holdings, LLC (“Oaktree Holdings”), Oaktree Holdings, in its capacity as managing member of OCM Holdings I, LLC (“Oaktree Holdings I”), Oaktree Holdings I, in its capacity as general partner of Oaktree Capital I, L.P. (“Oaktree Capital I”), Oaktree Capital I, in its capacity as general partner of Oaktree Fund GP I, L.P. (“Oaktree Fund GP I”), Oaktree Fund GP I, in its capacity as managing member of Oaktree Fund GP, LLC (“Oaktree Fund GP”), Oaktree Fund GP, in its capacity as general partner of the PF V Fund, Oaktree AIF Holdings, in its capacity as general partner of Oaktree AIF Investments, L.P. (“Oaktree AIF Investments”), Oaktree AIF Investments, in its capacity as general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”), Oaktree GP III, in its capacity as sole member of Oaktree Fund GP AIF, LLC (“Oaktree GP AIF”), Oaktree GP AIF, in its capacity as general partner of Oaktree Fund AIF Series, L.P. — Series I (“Oaktree AIF” and, together with Oaktree Capital Group Holdings, L.P., OCGH GP, OCG, Oaktree Holdings, Oaktree Holdings I, Oaktree Capital I, Oaktree Fund GP I, Oaktree Fund GP, Oaktree AIF Holdings, Oaktree AIF Investments, Oaktree GP III and Oaktree GP AIF, collectively, the “Oaktree Entities”), and Oaktree AIF, in its capacity as general partner of the AIF Fund, the reporting persons may be deemed to beneficially own the 41,931,274 shares of Common Stock directly owned by the PF V Fund and/or the 8,753,211 shares of Common Stock directly owned by the AIF Fund. Each Oaktree Entity disclaims beneficial ownership of all shares reported herein except to the extent of their respective pecuniary interest therein. OCGH GP is managed by an executive committee, which controls the decisions of the OCGH GP with respect to the vote and disposition of the shares held by the PF V Fund and the AIF Fund. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan and Kevin L. Clayton (the “OCGH GP Members”). By virtue of Mr. Harmon’s voting and investment authority with respect to Oaktree Fund GP I and Oaktree GP III, Mr. Harmon may be deemed to have a beneficial ownership interest in the shares reported herein. Each Oaktree Entity, each OCGH GP Member, and Mr. Harmon disclaim beneficial ownership of all shares reported herein except to the extent of their respective pecuniary interest therein.
(d)	Based on a Schedule 13G filed with the SEC on February 14, 2012, Wellington Management Company, L.L.P. (“Wellington”) disclosed that, in its capacity as an investment advisor, it had shared voting and dispositive power over 20,220,300 shares, which are owned of record by several institutional investors advised by Wellington, including Ithan Creek Investors II USB, LLC; Bay Pond Partners, L.P; Bay Pond Investors USB, LLC; Ithan Creek Investors USB, LLC; Wolf Creek Partners, L.P; and Wolf Creek Investors USB, LLP. On March 14, 2012, the Corporation sold 115,787 additional shares of Common Stock to Ithan Creek Investors II USB, LLC.
(e)	Consists of 32,941,797 shares of Common Stock that the Corporation issued to Treasury on October 7, 2011 upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, and 1,285,899 shares of Common Stock underlying a warrant it acquired from the Corporation on January 16, 2009, which was amended and restated on July 20, 2010, that is exercisable at an exercise price of $3.29 per share. Treasury has sole dispositive and voting power over its shares but may vote the shares only in accordance with the terms of its exchange agreement with the Corporation dated July 7, 2010, as amended. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant expires on October 7, 2021 and is exercisable in whole or in part at any time.

(2)	Beneficial Ownership of Directors and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
Directors
Aurelio Alemán-Bermúdez, President & Chief Executive Officer	192,349		*
Thomas M. Hagerty	50,691,970	(b)	24.58%
Michael P. Harmon	50,691,970	(c)	24.58%
Roberto R. Herencia, Chairman of the Board	312,166		—
José Menéndez-Cortada	33,486		*
Fernando Rodríguez-Amaro	12,704		*
José F. Rodríguez-Perelló	127,485		*
Robert T. Gormley	6,097		*

Executive Officers
Victor Barreras-Pellegrini, Treasurer & Senior Vice President	14,666		*
Orlando Berges-González, Executive Vice President & Chief Financial Officer	80,999		*
Lawrence Odell, Executive Vice President, General Counsel & Secretary	86,999		*
Cassan Pancham, Executive Vice President and Business Group Executive	58,608		*
All current directors and Executive Officers as a group (19 persons as a group)	102,593,856		49.73%

*	Less than 1% of our outstanding Common Stock.
(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable on February 7, 2013 or within 60 days after that date, even though the exercise prices of those options significantly exceed the market price, as follows: Mr. Alemán-Bermúdez, 33,600; Mr. Odell, 11,666; Mr. Pancham, 5,998; Mr. Barreras-Pellegrini 4,666 and all current directors and executive officers as a group, 75,859. Also, it includes shares granted under the First BanCorp 2008 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Alemán-Bermúdez, 93,750; Mr. Berges-González 75,000; Mr. Odell, 72,000; Mr. Pancham, 45,000; Mr. Barreras-Pelligrini, 10,000 and all current directors and executive officers as a group, 493,250. These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.
(b)	Mr. Hagerty is the Board representative for THL, which currently owns 24.58% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning THL’s ownership.
(c)	Mr. Harmon is the Board representative for Oaktree, which currently owns 24.58% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning Oaktree’s ownership.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Proxy Statement, including the attachment and form of proxy, is available at                      ..

STOCKHOLDER PROPOSALS

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2013 Annual Meeting of Stockholders on or before April 25, 2013, subject to the right of the Board to change such date based on changed circumstances.

The due date for a proposal that a stockholder wanted considered for presentation at the 2013 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting was November 28, 2012. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under the Corporation’s By-Laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-Laws, any stockholder nominations for directors for consideration at the 2013 Annual Meeting must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than March 26, 2013.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We incorporate by reference into this Proxy Statement the unaudited financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 filed with the SEC on May 11, 2012, August 9, 2012, as amended on September 6, 2012, and November 9, 2012, respectively, and the audited financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012. We also incorporate by reference the Form 8-K filed on March 16, 2012, which relates to the change in our independent registered public accounting firm. The information incorporated by reference is considered to be a part of this Proxy Statement. You may also access this information at our website at www.firstbankpr.com. No additional information on our website is deemed to be part of or incorporated by reference into this Proxy Statement.

Each person to whom this Proxy Statement is delivered may request additional copies of this document and the incorporated information at no cost, by writing to or calling the Corporate Secretary at:

First BanCorp.

P.O. Box 9146

San Juan, Puerto Rico 00908-0146

(787)729-8041

By Order of the Board of Directors,

By:
Lawrence Odell
Secretary

ATTACHMENT A

Form of Amendment to Certificate of Designation for each Series of Preferred Stock

FIRST AMENDMENT TO

CERTIFICATE OF DESIGNATION

OF

[    ]% NONCUMULATIVE PERPETUAL MONTHLY INCOME

PREFERRED STOCK, SERIES [            ]

OF

FIRST BANCORP.

First BanCorp., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “Corporation”), in accordance with the provisions of the Puerto Rico General Corporations Act (the “Act”), does hereby certify that:

On [                    ], the Corporation filed with the Secretary of State for the Commonwealth of Puerto Rico a Certificate of Designation of [    ]% Noncumulative Perpetual Monthly Income Preferred Stock, Series [            ] (the “Certificate of Designation”) that created a series of Preferred Stock of the Corporation designated as “[    ]% Noncumulative Perpetual Monthly Income Preferred Stock, Series [            ]” (the “Designated Preferred Stock”). The Board of Directors of the Corporation, in accordance with the Restated Articles of Incorporation, as amended, the By-Laws of the Corporation and Section 3682 of the Puerto Rico Corporations Act adopted the following resolution on                     ,                     , amending the terms and conditions applicable to the Designated Preferred Stock. The stockholders of the Corporation approved and the Corporation provided notice as required by Section 3657 of the Puerto Rico Corporations Act, of the following amendment, amending the terms and conditions applicable to the Designated Preferred Stock.

RESOLVED, that the following text, which is in paragraph 2 of Section F., Voting Rights, of the Certificate of Designation, is hereby deleted in its entirety and shall be replaced with the word “Reserved”:

If the Corporation does not pay dividends in full on the Series              Preferred Stock for eighteen monthly dividend periods (whether consecutive or not), the holders of outstanding shares of the Series              Preferred Stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Series              Preferred Stock and any such other stock will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Series              Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, First BanCorp. has caused this First Amendment to the Certificate of Designation to be signed by Lawrence Odell, its Executive Vice President, General Counsel and Secretary, this [    ] day of [        ],                     .

FIRST BANCORP.

By:
Name:	Lawrence Odell
Title:	Executive Vice President, General Counsel and Secretary

PROXY

FIRST BANCORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoints/appoint Roberto R. Herencia and José Menéndez-Cortada proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of FIRST BANCORP that the stockholder(s) is/are entitled to vote on the Preferred Stock Amendment.

Revoking all prior consents, the undersigned, a stockholder of First BanCorp. (the “Corporation”), votes

☐	In favor of

☐	Against

the deletion, in its entirety, of the text in paragraph 2 of Section F., Voting Rights, of the certificate of designation for the Corporation’s 7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B, 7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C, 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D, and 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E, and the insertion of the word “Reserved” in its place.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE COUNTED AS DIRECTED. IF NO DIRECTION IS INDICATED, YOU WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE AMENDMENT OF THE CERTIFICATE OF DESIGNATION OF EACH SERIES OF THE CORPORATION’S NONCUMULATIVE PERPETUAL MONTHLY INCOME PREFERRED STOCK, WHICH ARE IDENTIFIED ABOVE.

Please sign exactly as your name appears on your stock certificate.

Signature(s):

Date:

When shares are held by joint tenants, both should sign.

When signing as attorney, executor, administrator, trustee

or guardian, please give full title as such. If a

corporation, please sign full name of corporation by its

president or other authorized officer. If a partnership,

please sign in partnership name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY,

USING THE ENCLOSED ENVELOPE